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             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                                   EXHIBIT 11




                                                                                Three Months Ended
                                                                                   September 30,
                                                                         ---------------------------------
                                                                            1995                  1994
                                                                         -----------           -----------
PRIMARY
- -------

Net income                                                               $   367,400           $   845,400

Less preferred stock dividends                                               (62,000)              (81,300)
                                                                         -----------           -----------

Income applicable to common shares                                       $   305,400           $   764,100
                                                                         ===========           ===========

Weighted average number of common shares outstanding                      12,891,943            12,298,423

Add - common equivalent shares:

     Shares issuable upon exercise of options to
         purchase common stock                                                10,765                 5,760
                                                                         -----------           -----------

     Weighted average number of common shares used in
         computation of primary earnings per common share                 12,902,708            12,304,183
                                                                         ===========           ===========

Primary earnings per common share                                        $       .02           $       .06
                                                                         ===========           ===========


FULLY DILUTED
- -------------

Net income                                                               $   367,400           $   845,400

Less preferred stock dividends                                               (62,000)              (81,300)
                                                                         -----------           -----------

Income applicable to common shares                                       $   305,400           $   764,100
                                                                         ===========           ===========

Weighted average number of common shares outstanding                      12,891,943            12,298,423

Add - common equivalent shares:

     Shares issuable upon exercise of options to
         purchase common stock                                                11,950                 6,511
                                                                         -----------           -----------

     Weighted average number of common shares used in
         computation of fully diluted earnings per
         common share                                                     12,903,893            12,304,934
                                                                         ===========           ===========

Fully diluted earnings per common share                                  $       .02           $       .06
                                                                         ===========           ===========





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